Rule 424(b)(2)
                                                    Registration Nos. 333-44771
                                                        NASD File No. 961029005
                                                             Cusip #: 52517PNS6

   PRICING SUPPLEMENT NO. 320
   Trade Date: April 27, 1998 to Prospectus
   Supplement dated March 2, 1998
   and Prospectus dated February 18, 1998

         LEHMAN BROTHERS HOLDINGS INC.
         Medium-Term Notes, Series E
         (Fixed Rate)

   Due from Nine Months to 30 Years from Date of Issue

   Pricing to Public:  99.981%

   Agent's Commission: .35%

   Original Issue Date: 04/30/98

   Interest Rate Per Annum:  6.25%

   Interest Payment Dates: Every 2/15 and 8/15 commencing on 8/17/98

   Maturity Date:  05/01/01

   These Notes, issued under Pricing Supplement No. 320, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

   The aggregate principal amount of this offering is $50,000,000 and relates only to Pricing Supplement No. 320. Medium-Term Notes, Series E may be issued by the Company in an aggregate principal amount of up to $15,162,913,688 and, to date,including this offering, an aggregate of $14,662,287,688 Medium-Term Notes, Series E has been issued and $10,192,052,688 are outstanding.